Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BRC Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Primary Offering:
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share(2)	Rule 457(g)	17,766,641 shares	$11.50(3)	$204,316,371.5(3)	0.0000927	$18,940.13
Secondary Offering:
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share(4)	Rule 457(c)	203,821,303 shares	$16.76(5)	$3,416,045,038.28(5)	0.0000927	$316,667.38
N/A	Equity	Warrants to purchase Class A common stock(6)	Rule 457(g)	6,266,667 warrants	$—	$—	$—	$—(7)
		Total Offering Amounts				$3,620,361,409.78		$335,607.51
		Total Fees Previously Paid						—
		Net Fee Due						$335,607.51

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock (as defined under “Frequently Used Terms”) that may become issuable to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Consists of (i) 11,499,974 shares of Class A Common Stock that may be issued upon exercise of the Public Warrants (as defined under “Frequently Used Terms”) and (ii) 6,266,667 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants (as defined under “Frequently Used Terms”). The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price per share of the Class A Common Stock issuable upon exercise of the Warrants (as defined under “Frequently Used Terms”).

(4)

Consists of the following shares of Class A Common Stock registered for resale by the Selling Holders (as defined under “Frequently Used Terms”): (i) 37,074,619 shares of Class A Common Stock issued in the Business Combination (as defined under “Frequently Used Terms”); (ii) 149,032,886 shares of Class A Common Stock issuable upon the exchange of Common Units (as defined under “Frequently Used Terms”) and the surrender and cancellation of a corresponding number of shares of Class B Common Stock (as defined under “Frequently Used Terms”); (iii) 9,926,562 shares of Class A Common Stock issuable upon the conversion of Restricted Common Units (as defined under “Frequently Used Terms”) into Common Units and the exchange of such Common Units and the surrender and cancellation of a corresponding number of shares of Class B Common Stock; (iv) 820,310 shares of Class A Common Stock issuable upon vesting of certain Applicable Premium Units (as defined under “Frequently Used Terms”) into Common Units and the exchange of such Common Units and the surrender and cancellation of a corresponding number of shares of Class B Common Stock; (v) 694,063 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class C Common Stock (as defined under “Frequently Used Terms”) (vi) 6,196 shares of Class A Common Stock issuable upon vesting of certain Applicable Premium Units and (vii) 6,266,667 shares of Class A Common Stock underlying the Private Placement Warrants. The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on March 11, 2022 (such date being within five business days of the date that this registration statement was first filed with the SEC), as reported on the New York Stock Exchange, under the symbol “BRCC.”

(6)	Consists of 6,266,667 Private Placement Warrants.
(7)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the Warrants.